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                                  EXHIBIT 5.00

                                 KUTAK ROCK LLP

                                   SUITE 2900
                                                                ATLANTA
                             717 SEVENTEENTH STREET             KANSAS CITY
                                                                LINCOLN
                           DENVER, COLORADO 80202-3329          LITTLE ROCK
                                                                NEW YORK
                                                                NEWPORT BEACH
                                                                OKLAHOMA CITY
                                                                OMAHA
                                                                PASADENA
                                                                PHOENIX
                                                                PITTSBURGH
                                  303-297-2400                  RICHMOND
                                                                SCOTTSDALE
                             FACSIMILE 303-292-7799             WASHINGTON

                            http://www.kutakrock.com

                                 April 21, 2000

Nanopierce Technologies, Inc.
370 - Seventeenth Street, Suite 3580
Denver, Colorado 80202

            Re: Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to Nanopierce Technologies, Inc., a Nevada corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to $30,000,000 in shares of common stock, $.0001 par value per share (the "Common Stock") and warrants to purchase shares of Common Stock (the "Warrants"), which may be sold from time to time by the pursuant to the registration statement on Form S-3 filed with the Securities and Exchange Commission ("SEC") on or about April 21, 2000. Such registration statement and the related prospectus on file with the SEC at the time such registration statement becomes effective (including financial statements and schedules, exhibits and all other documents filed as a part thereof or incorporated therein) are herein called, respectively, the "Registration Statement" and the "Prospectus." The Common Stock and the Warrants offered pursuant to the Registration Statement are hereinafter referred to as the "Offered Securities."

     In connection with this opinion, we have made such investigations and examined such records, including the Company's Articles of Incorporation, Bylaws and corporate minutes as we deemed necessary to the performance of our services and to render this opinion. We have also examined and are familiar with the originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records and other instruments as we have deemed necessary for the preparation of this opinion. In expressing this opinion, we have relied, as to any questions of fact upon which our opinion is predicated, upon representations and certificates of the officers of the Company.

     In giving this opinion, we assumed:

          (a) the genuineness of all signatures and the authenticity and completeness of all documents submitted to us as originals;
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          (b) the conformity to originals and the authenticity of all documents supplied to us as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents; and

          (c) the proper, genuine and due execution and delivery of all documents by all parties to them and that there has been no breach of the terms thereof.

     Based upon the foregoing and subject to the qualifications set forth above, and assuming (i) that the Registration Statement has become effective under the Act; (ii) that all required actions are taken and conditions satisfied with respect to the issuance of certain Offered Securities as specified in the Prospectus; and (iii) consideration is received for such Offered Securities, we are of the opinion that the Offered Securities when sold will be legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the SEC promulgated pursuant thereto.

                                         Very truly yours,

                                         /s/ KUTAK ROCK LLP
                                         ---------------------------------------
                                             Kutak Rock LLP